                                                                     EXHIBIT 3.2



                              HARISTON CORPORATION

                              BY-LAW NO. 1 (1995)

         A by-law relating generally to the conduct of the affairs of HARISTON CORPORATION.

         BE IT ENACTED AND IT IS HEREBY ENACTED as a by-law of HARISTON CORPORATION (hereinafter called the "Corporation") as follows:

1.       DEFINITIONS

1.1 In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

         (a) "Act" means the Canada Business Corporations Act, Revised Statutes of Canada 1985, c. C-44, as from time to time amended, and every statute that may be substituted therefor and, in the case of such amendment or substitution, any references in the by- laws of the Corporation shall be read as referring to the amended or substituted provisions therefor;

         (b) "by-laws" means any by-law of the Corporation from time to time in force and effect;

         (c) all terms contained in the by-laws which are defined in the Act shall have the meanings given to such terms in the Act;

         (d) words importing the singular number only shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders; words importing persons shall include bodies corporate, corporations, companies, partnerships, syndicates, trusts and any number or aggregate of persons; and

         (e) the headings used in the by-laws are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions.

2.       REGISTERED OFFICE

2.1.     The Corporation may from time to time:

         (a) by resolution of the directors change the address of the registered office of the Corporation within the place in Canada specified in its articles; and

         (b) by an amendment to its articles change the place in Canada in which its registered office is situated.

3.       SEAL

3.1. The directors may provide for a seal for the Corporation, and such duplicate seal or seals as they may determine for use in any province, not being the province where the head office of the Corporation is situated, or for use in any other state, territory or country, and such duplicate seal or seals shall bear on the face thereof the Corporation's name and such other words as the directors may determine.

4.       DIRECTORS

4.1.     NUMBER AND POWERS

         Whenever the Articles provide for a minimum and maximum number of directors, the number of directors within the stipulated range shall be as determined from time to time by resolution of the Board of Directors. A majority of the directors shall be resident Canadians. Subject to any unanimous shareholder agreement, the directors shall manage the business and affairs of the Corporation and may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and are not by the Act, the articles, the by-laws, any special resolution, a unanimous shareholder agreement or by statute expressly directed or required to be done in some other manner.

4.2.     QUORUM AND VOTING

         (a) A majority of directors constitute a quorum for the transaction of business unless the shareholders by resolution otherwise determine. Subject to the Act, no business shall be transacted by the directors except at a meeting of directors at which a quorum is present and at which a majority of the directors present are resident Canadians. Questions arising at any meeting of directors shall be decided by a majority of votes. In the case of an equality of votes, the chairman of the meeting shall not have a second or casting vote.

         (b) Notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors.

         (c) Subject to the Act and to the Corporation's articles, where there is a quorum of directors in office and a vacancy occurs, the directors remaining in office may appoint a qualified person to hold office for the unexpired term of his predecessor.

4.3.     DUTIES

         Every director of the Corporation in exercising his powers and discharging his duties shall:

         (a) act honestly and in good faith with a view to the best interest of the Corporation; and

         (b) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

4.4      ELECTION AND REMOVAL

         (a) Directors shall be elected at each annual general meeting of the shareholders. Except for those directors elected for an expressly stated term, all the directors then in office shall cease to hold office at the close of the next annual meeting following their election but, if qualified, are eligible for re-election.

         (b) Subject to the Act, the shareholders of the Corporation may, by ordinary resolution, remove any director before the expiration of his term of office and elect any person in his stead for the remainder of his term. A director removed by ordinary resolution shall vacate office forthwith on the passing of the resolution for his removal. Subject to the Act, if the shareholders do not fill the vacancy created by the removal of a director the directors may do so.

         (c) Whenever at any election of directors of the Corporation the number or the minimum number of directors required by the articles is not elected by reason of the disqualification, incapacity or the death of any candidate the directors elected at that meeting may exercise all the powers of the directors if the number of directors so elected constitutes a quorum.

4.5.     VALIDITY OF ACTS

         An act of a director is valid notwithstanding an irregularity in his election or appointment or a defect in his qualification.

4.6.     QUALIFICATION

         Every director shall be an individual eighteen or more years of age and no one who is of unsound mind and has been so found by a court in Canada or elsewhere or who has the status of a bankrupt shall be a director.

4.7.     TERM OF OFFICE

         A director's term of office (subject to his election for an expressly stated term) shall be from the date of the meeting at which he is elected or appointed until the close of the annual meeting next following, unless he sooner ceases to hold office.

4.8.     VACATION OF OFFICE

         The office of a director shall be vacated if the director:

         (a) dies or sends to the Corporation a written resignation and such resignation, if not effective immediately, becomes effective in accordance with its terms;

         (b)     is removed from office;

         (c)     becomes bankrupt; or

         (d) is found by a court in Canada or elsewhere to be of unsound mind.

5.       MEETINGS OF DIRECTORS

5.1.     PLACE OF MEETING

         Meetings of directors and of any committee of directors may be held at any place. A meeting of directors may be convened at any time by the Chairman of the Board (if any), the President or by a Vice President or any two directors and the Secretary shall upon direction of any of the foregoing convene a meeting of directors.

5.2.     NOTICE

         (a) Notice of the time and place for the holding of any such meeting shall be given to each director personally or by mail, telegraph, cable or telex to each director.

         (b) For the first meeting of directors to be held following the election of directors at an annual or special meeting of the shareholders or for a meeting of directors at which a director is appointed to fill a vacancy in the board, no notice of such meeting need be given to the newly elected or appointed director or directors in order for the meeting to be duly constituted, provided a quorum of the directors is present.

5.3.     WAIVER OF NOTICE, IRREGULARITY

         Notice of any meeting of directors or of any committee of directors or any irregularity in any meeting or in the notice thereof may be waived by any director in writing or by telegram, cable or telex addressed to the Corporation or in any other manner, and such waiver may be validly given either before or after the meeting to which such waiver relates. Attendance of a director at a meeting of directors is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called.

5.4.     TELEPHONE PARTICIPATION

         Where all the directors have consented thereto (either before or after the meeting), a director may participate in a meeting of directors or of any committee of directors by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means shall be deemed for the purposes of the Act to be present at that meeting.

5.5.     ADJOURNMENT

         Any meeting of directors or of any committee of directors may be adjourned from time to time by the chairman of the meeting, with the consent of the meeting, to a fixed time and place and no notice of the time and place for the holding of the adjourned meeting need be given to any director. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present at it. The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

6.       REMUNERATION OF DIRECTORS, OFFICERS AND EMPLOYEES

6.1. The remuneration to be paid to the directors, officers and employees of the Corporation shall be such as the directors shall from time to time determine and such remuneration shall be in addition to the salary paid to any officer or employee of the Corporation who is also a director. The directors may also by resolution award special remuneration to any director undertaking any special services on the Corporation's behalf other than the routine work ordinarily required of a director by the Corporation. The confirmation of any such resolution or resolutions by the shareholders shall not be required. The directors, officers and employees shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Corporation.

7.       SUBMISSION OF CONTRACTS OR TRANSACTIONS TO SHAREHOLDERS FOR APPROVAL

7.1. The directors in their discretion may submit any contract, act or transaction for approval, ratification and/or confirmation at any annual meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same and any contract, act or transaction that is approved, ratified and/or confirmed by resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Corporation's articles or any other by-
         law) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved, ratified and/or confirmed by every shareholder of the Corporation.

8.       INDEMNITIES TO DIRECTORS AND OTHERS

8.1. Subject to the Act, except in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favor, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or such body corporate, if:

         (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

         (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

9.       OFFICERS

9.1.     ELECTION AND APPOINTMENT OF OFFICERS

         (a) The directors shall annually or as often as may be required appoint a President and a Secretary and if deemed advisable may annually or as often as may be required appoint one or more Vice Presidents, a Treasurer and one or more Assistant Secretaries and/or one or more Assistant Treasurers. None of such officers need be a director of the Corporation. Two or more of such offices may be held by the same person. In case and whenever the same person holds the offices of Secretary and Treasurer he may but need not be known as the Secretary-Treasurer. The directors may from time to time appoint such other officers, employees and agents as they shall deem necessary who shall have such authority and shall perform such functions and duties as may from time to time be determined by the directors.

         (b) An act of an officer is valid notwithstanding an irregularity in his election or appointment or a defect in his qualification.

9.2.     REMOVAL OF OFFICERS, ETC.

         All officers, employees and agents shall be subject to removal by resolution of the directors at any time, with or without cause but without prejudice to their rights under any agreement with the Corporation.

9.3.     DUTIES OF OFFICERS MAY BE DELEGATED

         In case of the absence or inability or refusal to act of any officer of the Corporation or for any other reason that the directors may deem sufficient, the directors may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

9.4.     PRESIDENT

         The President shall be the chief executive officer of the Corporation and, subject to the authority of the board and of the Managing Director (if any), shall exercise general supervision over the business and affairs of the Corporation. In the absence of the Chairman of the Board (if any) and the Managing Director (if any) and if the President is also a director of the Corporation, the President shall, when present, preside at all meetings of the directors, any committee of the directors and shareholders; he may sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and shall perform such other duties as may from time to time be assigned to him by the directors or as are incident to his office.

9.5.     VICE PRESIDENT

         The Vice President or, if more than one, any Vice President shall be vested with all the powers and shall perform all the duties of the President in the absence or inability or refusal to act of the President, provided, however, that a Vice President who is not a director shall not preside as chairman at any meeting of directors or shareholders. The

         Vice President or, if more than one, the Vice Presidents may sign such contracts, documents or instruments in writing as require his or their signatures and shall also have such other powers and duties as may from time to time be assigned to him or them by the directors or as are incident to his or their office.

9.6.     SECRETARY

         The Secretary shall give or cause to be given notices for all meetings of the directors, any committee of the directors and shareholders when directed to do so and shall have charge of the minute books of the Corporation and, subject to the provisions of paragraph 12.3 hereof, of the documents and registers referred to in the Act. He may sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by the directors or as are incident to his office.

9.7.     TREASURER

         Subject to the provisions of any resolution of the directors, the Treasurer shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or with such other depositary or depositaries as the directors may by resolution direct. He shall prepare and maintain adequate accounting records. He may sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by the directors or as are incident to his office. He may be required to give such bond for the faithful performance of his duties as the directors in their uncontrolled discretion may require provided that no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

9.8.     ASSISTANT SECRETARY AND ASSISTANT TREASURER

         The Assistant Secretary or, if more than one, the Assistant Secretaries and the Assistant Treasurer or, if more than one, the Assistant Treasurers shall perform all the duties of the Secretary and Treasurer, respectively, in the absence or inability to act of the Secretary or Treasurer as the case may be. The Assistant Secretary or Assistant Secretaries, if more than one, and the Assistant Treasurer or Assistant Treasurers, if more than one, may sign such contracts, documents or instruments in writing as require his or their signatures respectively and shall have such other powers and duties as may from time to time be assigned to them by the directors or as are incident to his or their office.

9.9.     MANAGING DIRECTOR

         The directors may from time to time appoint from their number a Managing Director who is a resident Canadian and may delegate to the Managing Director any of the powers of the directors subject to the limitations on delegation of authority provided in the Act. In the absence of the Chairman of the Board (if any), the Managing Director shall, when present, preside at all meetings of the directors and shareholders. A Managing Director shall conform to all lawful orders given to him by the directors of the Corporation and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Corporation. Any agent or employee appointed by the Managing Director shall be subject to discharge by the directors.

9.10.    VACANCIES

         If the office of President, Vice-President, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer or any other office created by the directors pursuant to these by-laws shall be or become vacant by reason of death, resignation or in any other manner whatsoever, the directors shall in the case of the President or the Secretary and may in the case of the other officers appoint an officer to fill such vacancy.

9.11.    DUTIES

         Every officer of the Corporation in exercising his powers and discharging his duties shall:

         (a) act honestly and in good faith with a view to the best interest of the Corporation; and

         (b) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

10.      COMMITTEE OF DIRECTORS

10.1. The directors may from time to time appoint from their number a committee of directors and may delegate to such committee any of the powers of the directors subject to the limitations on delegation of authority provided in the Act. A majority of the members of a committee of directors must be resident Canadians.

11.      SHAREHOLDERS' MEETINGS

11.1.    ANNUAL MEETING

         The annual meeting of the shareholders shall be held at the registered office of the Corporation or at such other place within Canada (or elsewhere, if consented to by all shareholders) as the directors may determine, on such day in each year and at such time as the directors may determine.

11.2.    SPECIAL MEETINGS

         Special meetings of the shareholders may be convened by order of the Chairman of the Board (if any), the President or a Vice-President who is a director or by the directors at any date and time and at any place within Canada (or elsewhere, if consented to by all shareholders).

11.3.    NOTICE

         11.3. A printed, written or typewritten notice stating the day, hour and place of meeting and, if special business is to be transacted thereat, stating:

         (a) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon; and

         (b) the text of any special resolution to be submitted to the meeting;

         shall be given in accordance with Article 15 hereof to each person who is entitled to notice of such meeting and who on the record date for notice appears on the records of the Corporation as a shareholder of the Corporation not less than twenty-one days and not more than fifty days before the date of every meeting.

11.4.    MEETING HELD BY CONSENT

         A meeting of shareholders may be held for any purpose at any date and time and at any place without notice if all the shareholders entitled to notice of such meeting are present in person or represented by proxy at the meeting (except where a shareholder attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called).

11.5.    WAIVER OF NOTICE

         Notice of any meeting of shareholders or any irregularity in any such meeting or in the notice thereof may be waived by any shareholder, the duly appointed proxy of any shareholder, any director or the auditor of the Corporation in writing or by telegram, cable or telex addressed to the Corporation, and any such waiver may be validly given either before or after the meeting to which such waiver relates.

11.6.    NOTICE TO AUDITOR

         The auditor of the Corporation is entitled to attend any meeting of shareholders of the Corporation and to receive all notices and other communications relating to any such meeting that a shareholder is entitled to receive.

11.7.    NOTICE TO DIRECTORS

         Every Director of the Corporation is entitled to receive notice of and to attend and to be heard at every meeting of shareholders.

11.8.    OMISSION OF NOTICE

         The accidental omission to give notice of any meeting to or the non-receipt of any notice by any person shall not invalidate any resolution passed or any proceeding taken at any meeting of shareholders.

11.9.    VOTES

         Every question submitted to any meeting of shareholders shall be decided in the first instance on a show of hands and in case of an equality of votes the chairman of the meeting shall not have a second or casting vote (either on a show of hands or on a poll) in addition to the vote or votes to which he may be entitled as a shareholder or proxy holder.

11.10.   CHAIRMAN'S DECLARATION OF RESULT

         At any meeting, unless a poll is demanded by a shareholder or proxyholder entitled to vote at the meeting either before or after any vote by a show of hands, a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded in favor of or against the motion.

11.11.   POLL

         (a) If at any meeting a poll is demanded on the election of a chairman or on the question of adjournment or termination it shall be taken forthwith without adjournment. If a poll is demanded on any other question or as to the election of directors it shall be taken by ballot in such manner and either at once or later at the meeting or after adjournment as the chairman of the meeting directs. The result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded. A demand for a poll may be withdrawn.

         (b) Where a person holds shares as a personal representative, such person or his proxy is the person entitled to vote at all meetings of shareholders in respect of the shares so held by him.

         (c) Where two or more persons hold the same share or shares jointly, any one of such persons present at a meeting of shareholders has the right, in the absence of the other or others, to vote in respect of such share or shares, but if more than one of such persons are present or represented by proxy and vote, they shall vote together as one on the share or shares jointly held by them.

         (d) Votes at meetings of shareholders may be given either personally or by proxy. At every meeting at which he is entitled to vote every shareholder present in person and every proxyholder, unless he has conflicting instructions from more than one shareholder, shall have one vote on a show of hands. Upon a poll at which he is entitled to vote every shareholder present in person or by proxy shall (subject to the provisions, if any, of the Corporation's articles) have one vote for every share registered in his name.

11.12.   CHAIRMAN

         In the absence of the Chairman of the Board (if any), the Managing Director (if any), the President and any Vice-President who is a director, the shareholders present entitled to vote shall choose another director as chairman of the meeting and if no director is present or if all the directors present decline to take the chair then the shareholders present shall choose one of their number to be chairman.

11.13.   PROXIES

         (a) Every shareholder, including a shareholder that is a body corporate, entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders, who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent and with the authority conferred by the proxy.

         (b) An instrument appointing a proxyholder shall be in writing and executed by the shareholder or his attorney authorized in writing and is valid only at the meeting in respect of which it is given or at any adjournment thereof.

         (c) An instrument appointing a proxyholder may be in the following form or in any other form which complies with the requirements of the Act:

                     The undersigned shareholder of
                     __________________________________ hereby appoints
                     _____________________________________________ of
                     _____________________________________________, or failing
                     him, _________________________ of
                     _____________________________ as the nominee of the
                     undersigned to attend and act for and on behalf of the undersigned at the ________ _____________________________
                     meeting of the shareholders of the said Corporation to be held on the ______ day of ______________, 19__, and at any adjournment thereof in the same manner, to the same extent and with the same power as if the undersigned were personally present at the said meeting or such adjournment thereof.

               DATED the ______ day of ____________, 19__.

               __________________________________________

               Signature of Shareholder

               This form of proxy must be signed by a shareholder or by his attorney authorized in writing.

       (d) The directors may from time to time pass regulations regarding the lodging of instruments appointing a proxyholder at some place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held and for particulars of such instruments to be telegraphed, cabled, telexed or sent in writing before the meeting or adjourned meeting to the Corporation or any agent of the Corporation appointed for the purpose of receiving such particulars and providing that instruments appointing a proxyholder so lodged may be voted upon as though the instruments themselves were produced at the meeting or adjourned meeting and votes given in accordance with such regulations shall be valid and shall be counted. The chairman of any meeting of shareholders may, subject to any regulations made as aforesaid, in his discretion accept telegraphic, telex, cable or written communication as to the authority of anyone claiming to vote on behalf of and to represent a shareholder notwithstanding that no instrument of proxy conferring such authority has been lodged with the Corporation, and any votes given in accordance with such telegraphic, telex, cable or written communication accepted by the chairman of the meeting shall be valid and shall be counted.

11.14.   ADJOURNMENT

         The chairman of the meeting may with the consent of the meeting adjourn any meeting of shareholders from time to time to a fixed time and place and if the meeting is adjourned for less than thirty days no notice of the time and place for the holding of the adjourned meeting need be given to any shareholder or other person entitled to receive notice of a shareholders meeting, other than by announcement at the earliest meeting which is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty days or more, notice of the adjourned meeting shall be given as for an original meeting but, unless the meeting is adjourned by one or more adjournments for an aggregate of more than ninety days management is not required to solicit proxies. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present at it. The persons who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at any adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

11.15.   QUORUM FOR MEETINGS OF SHAREHOLDERS

         Two persons present and each holding or representing by proxy at least one issued share of the Corporation shall be a quorum at any meeting of shareholders for the choice of a chairman of the meeting and for the adjournment of the meeting to a fixed time and place but may not transact any other business; for all other purposes a quorum for any meeting shall be persons present not being less than two in number and holding or representing by proxy not less than ten percent of the total number of the issued shares of the Corporation entitled to be voted at such meeting. If a quorum is present at the opening of a meeting of shareholders, the shareholders present may proceed with the business of the meeting, notwithstanding that a quorum is not present throughout the meeting.

11.16.   QUORUM WHERE ONLY ONE SHAREHOLDER

         Notwithstanding paragraph 11.15, if the Corporation has only one shareholder, or only one shareholder of any class or series of shares, that shareholder present in person or by proxy constitutes a meeting and a quorum for such meeting.

12.      SHARES AND TRANSFERS

12.1.    ISSUANCE

         Subject to the articles of the Corporation, shares in the Corporation may be issued at such times and to such persons and for such consideration as the directors may determine.

12.2.    SECURITY CERTIFICATES

         Security certificates (and the form of transfer power on the reverse side thereof) shall, subject to compliance with the Act, be in such form, if any, as the directors may from time to time approve and such certificates need not be under the corporate seal and shall be signed manually by such directors and officers of the Corporation as the directors may from time to time determine but until otherwise determined they shall be signed by a director, or if a registrar, transfer agent or branch transfer agent has been appointed such security certificates shall be counter-signed by or on behalf of the registrar, transfer agent or branch transfer agent of the Corporation. A trustee may certify them in accordance with a trust indenture. Notwithstanding any change in the persons holding an office between the time of actual signing and the issuance of any certificate and notwithstanding that the person signing may not have held office at the date of issuance of such certificate, any such certificate so signed shall be valid and binding upon the Corporation.

12.3.    AGENT FOR MAINTAINING SECURITIES REGISTER

         The directors may from time to time appoint or remove an agent to maintain a central securities register and branch securities registers for the Corporation.

12.4.    SURRENDER OF SECURITY CERTIFICATES

         No transfer of a security issued by the Corporation shall be recorded or registered unless or until the security certificate representing the security to be transferred has been surrendered and canceled or, if no security certificate has been issued by the Corporation in respect of such security, unless or until a duly executed security transfer power in respect thereof has been presented for registration.

12.5.    DEFACED, DESTROYED, STOLEN OR LOST SECURITY CERTIFICATES

         In case of the defacement, destruction, theft or loss of a security certificate, the fact of such defacement, destruction, theft or loss shall be reported by the owner to the Corporation or its appointed agent, with a statement verified by oath or statutory declaration as to the defacement, destruction, theft or loss and the circumstances concerning the same and with a request for the issuance of a new security certificate to replace the one so defaced, destroyed, stolen or lost. Upon the giving to the Corporation or its appointed agent of a bond of a surety company (or other security approved by the directors) in such form as is approved by the directors or by the Chairman of the Board (if any), the President, a Vice-President, the Secretary or the Treasurer of the Corporation, indemnifying the Corporation (and the Corporation's appointed agent, if any) against all loss, damage or expense which the Corporation and/or the Corporation's appointed agent may suffer or be liable for by reason of the issuance of a new security certificate to such shareholder, and provided the Corporation or the Corporation's appointed agent does not have notice that the security has been acquired by a bona fide purchaser, a new security certificate may be issued in replacement of the one defaced, destroyed, stolen or lost, if such issuance is ordered and authorized by any one of the Chairman of the Board (if any), the President, a Vice-President, the Secretary or the Treasurer of the Corporation or by the directors.

13.      DIVIDENDS

13.1. The directors may from time to time declare and the Corporation may pay dividends on its issued shares, subject to the provisions (if any) of the Corporation's articles.

13.2. The directors shall not declare and the Corporation shall not pay a dividend if there are reasonable grounds for believing that:

         (a) the Corporation is, or would after the payment be, unable to pay its liabilities as they become due; or

         (b) the realizable value of the Corporation's assets would thereby be less than the aggregate of its liabilities and stated capital of all classes.

13.3. Subject to the Act, the Corporation may pay a dividend in money or property or by issuing fully paid shares of the Corporation.

13.4. In case several persons are registered as the joint holders of any securities of the Corporation, any one of such persons may give effectual receipts for all dividends and payments on account of dividends, principal, interest and/or redemption payments on redemption of securities (if any) subject to redemption in respect of such securities.

14.      VOTING SECURITIES IN OTHER BODIES CORPORATE

14.1. All securities of any other body corporate carrying voting rights held from time to time by the Corporation may be voted at all meetings of shareholders, bondholders, debentureholders or holders of such securities, as the case may be, of such other body corporate and in such manner and by such person or persons as the directors of the Corporation shall from time to time determine. The duly authorized signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action by the directors.

15.      NOTICES, RECORD DATES, ETC.

15.1.    SERVICE

         (a) Any notice or other documents required to be given or sent by the Corporation to any shareholder or director of the Corporation shall be delivered personally or sent by prepaid mail or by telegram, telex or cablegram addressed to:

                 (i) the shareholder at his latest address as shown on the records of the Corporation or its transfer agent; and

                 (ii) the director at his latest address as shown in the records of the Corporation or in the last notice filed under the Act.

                 With respect to every notice or other document sent by prepaid mail it shall be sufficient to prove that the envelope or wrapper containing the notice or other document was properly addressed and put into a post office or into a post office letter box.

         (b) If the Corporation sends a notice or document to a shareholder and the notice or document is returned on three consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notices or documents to the shareholder until he informs the Corporation in writing of his new address.

15.2.    SHARES REGISTERED IN MORE THAN ONE NAME

         All notices or other documents may, with respect to any shares in the capital of the Corporation registered in more than one name, be given to whichever of such persons is named first in the records of the Corporation and any notice or other document so given shall be sufficient notice or delivery of such document to all the holders of such shares.

15.3.    DECEASED SHAREHOLDER

         Any notice or other document delivered or sent by post or left at the address of any shareholder as the same appears in the records of the Corporation shall, notwithstanding that such shareholder be then deceased and whether or not the Corporation has notice of his decease, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with other persons) until some other person be entered in his stead in the records of the Corporation as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or other document on his heirs, executors, or administrators and all persons (if any), interested with him in such shares.

15.4.    SIGNATURES TO NOTICES

         The signatures of any director or officer of the Corporation to any notice may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

15.5.    COMPUTATION OF TIME

         Where a given number of days' notice or notice extending over any period is required to be given under any provisions of the articles or by-laws of the Corporation, the day of service or posting of the notice shall, unless it is otherwise provided, be counted in such number of days or other period and such notice shall be deemed to have been given or sent on the day of service or posting.

15.6.    PROOF OF SERVICE

         A certificate of any officer of the Corporation in office at the time of the making of the certificate or of an agent of the Corporation as to the facts in relation to the mailing or delivery or service of any notice or other document to any shareholder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation, as the case may be.

15.7.    RECORD DATES

         (a) Subject to the Act, the directors may fix in advance a date as the record date for the determination of shareholders:

                 (i)      entitled to receive payment of a dividend;

                 (ii) entitled to participate in a liquidation distribution;

                 (iii) entitled to receive notice of a meeting of shareholders; or

                 (iv) for any other purpose but such record date shall not precede by more than fifty days the action to be taken.

         (b)     If no record date is fixed, then:

                 (i) the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders shall be:

                          A.      at the close of business on the day
                                  immediately preceding the day on which the notice is given; or

                          B. if no notice is given, the day on which the meeting is held; and

                 (ii) the record date for the determination of shareholders for any purpose other than that specified in subparagraph 15.7(b)(i) shall be at the close of business on the day on which the directors pass the resolution relating thereto.

16.      CHEQUES, DRAFTS, NOTES, ETC.

16.1. All cheques, drafts or orders for the payment of money and all notes, acceptances and bills of exchange shall be signed by such director or directors, officer or officers or other person or persons, whether or not officers of the Corporation, and in such manner as the directors may from time to time designate by resolution.

17.      CUSTODY OF SECURITIES

17.1 All securities (including warrants) owned by the Corporation shall be lodged (in the name of the Corporation) with a chartered bank or a trust company or in a safety deposit box or vault, or if so authorized by the directors, with such other depositaries or in such other manner as may be determined from time to time by the directors.

17.2. All securities (including warrants) belonging to the Corporation may be issued and held in the name of a nominee or nominees of the Corporation (and if issued or held in the names of more than one nominee shall be held in the names of the nominees jointly with right of survivorship) and shall be endorsed in blank with endorsement guaranteed in order to enable transfer thereof to be completed and registration thereof to be effected.

18.      EXECUTION OF INSTRUMENTS

18.1. The seal of the Corporation shall not be affixed to any instrument except in the presence of the following persons, namely:

         (a) a director or the President together with one of a Vice-President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer; or

         (b)     any two directors; or

         (c) such person or persons as the directors may from time to time by resolution appoint;

         and the directors, officers, person or persons in whose presence the seal is so affixed to an instrument shall sign such instrument. For the purpose of certifying under seal true copies of any document or resolution the seal may be affixed in the presence of any one of the foregoing persons.

18.2. The signature or signatures of any officer or director of the Corporation or any other person may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon any contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the Corporation and all contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation on which the signature or signatures of any of the foregoing officers, directors or persons authorized as aforesaid shall be so reproduced pursuant to special authorization by resolution of the directors shall be deemed to have been manually signed by such officers, directors or persons whose signature or signatures is or are so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the officers, directors or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of delivery or issue of such contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation.

19.      ENFORCEMENT OF LIEN FOR INDEBTEDNESS

19.1 Subject to the Act, if the articles of the Corporation provide that the Corporation has a lien on a share registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation, the directors of the Corporation may refuse to permit the registration of a transfer of any such share or shares until the debt has been paid in full.

20.      FISCAL YEAR

20.1. Unless otherwise determined by the directors, the fiscal year of the Corporation shall end on the 31st day of December in each year.

         MADE by the Board the 20th day of July, 1995.



                                       James V. McGoodwin (signed)
                                       President

                                       L. James Porter (signed)
                                       Secretary


         CONFIRMED by the Shareholders in accordance with the Act the _____ day of _______ 199___.


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                                       Secretary

                              HARISTON CORPORATION

                              BY-LAW NO. 2 (1995)

         A by-law respecting the borrowing of money by HARISTON CORPORATION.

         BE IT ENACTED AND IT IS HEREBY ENACTED as a by-law of HARISTON CORPORATION (hereinafter called the "Corporation") as follows:

1.       The directors may from time to time:

         (a)     borrow money upon the credit of the Corporation;

         (b) issue, reissue, sell or pledge debt obligations of the Corporation; and

         (c) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any debt obligations of the Corporation.

The words "debt obligations" as used in this paragraph mean bonds, debentures, notes or other evidences of indebtedness or guarantees of the Corporation, whether secured or unsecured.

2. The directors may from time to time by resolution delegate to such one or more of the officers and directors of the Corporation all or any of the powers conferred on the directors by paragraph 1 of this by-law to the full extent thereof or such lesser extent as the directors may in any such resolution provide.

3. The powers hereby conferred shall be deemed to be in supplement of and not in substitution for any powers to borrow money for the purposes of the Corporation possessed by its directors or officers independently of a borrowing by-law.

         MADE by the Board the 20th day of July, 1995.



                                       James V. McGoodwin (signed)
                                       President

                                       L. James Porter (signed)
                                       Secretary


         CONFIRMED by the Shareholders in accordance with the Act the ____ day of _______ 199___.







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                                       Secretary